UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

VILLAGE SUPER MARKET, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

733 Mountain Avenue, Springfield, New Jersey, 07081
(Address of principal executive offices) (Zip Code)

(973) 467-2200
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[☐]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Class A common stock, no par value	VLGEA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On December 19, 2025, Village Super Market, Inc. (the “Company”) entered into a financing transaction with Valley National Bank Community Investment Fund, LLC (“Valley Bank”) under a qualified New Markets Tax Credit (“NMTC”) program related to the construction of a replacement store in East Orange, New Jersey. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000 (the “Act”) and is intended to induce capital investment in qualified lower income communities. The Act permits taxpayers to claim credits against their Federal income taxes for up to 39% of qualified investments in the equity of community development entities (“CDEs”). CDEs are privately managed investment institutions that are certified to make qualified low-income community investments.

In connection with the financing, VSM New Markets II LLC (the “Leverage Lender”) loaned $4.4 million to DV-ShopRite QEI, LLC (the “Investment Fund”) at an interest rate of 1.0% per year and with a maturity date of December 10, 2051. The loan includes interest only quarterly payments commencing in March 2026. Additionally, Valley Bank contributed $1.9 million to the Investment Fund and, by virtue of such contribution, is entitled to substantially all of the tax benefits derived from the NMTC. The Investment Fund is a wholly owned subsidiary of Valley Bank.

The Investment Fund then contributed $6.0 million of the proceeds to a CDE, which, in turn, loaned combined funds of $5.6 million, net of debt issuance costs, to Village Super Market of Brick Church LLC, a wholly-owned subsidiary of the Company, pursuant to a loan agreement with NJCC CDE 49 LLC (the “Loan Agreement”) at an annual interest rate of approximately 1.24%, payable quarterly, and with a maturity date of December 19, 2055. The proceeds of the loans from the CDE are being used to partially fund the construction and store opening costs of the East Orange replacement store.

The NMTC is subject to 100% recapture for a period of seven years. The Company is required to maintain compliance with various regulations and contractual provisions that apply to the NMTC program. Noncompliance could result in Valley Bank's projected tax benefits not being realized and, therefore, require the Company to indemnify Valley Bank for any loss or recapture of NMTCs. The Company does not anticipate any credit recapture will be required in connection with this financing arrangement. The transaction includes a put/call provision whereby the Company may be obligated or entitled to repurchase Valley Bank's interest in the Investment Fund. The value attributed to the put/call is de minimis. The Company expects that Valley Bank will exercise the put option in December 2032, at the end of the recapture period, resulting in a pretax benefit to the Company of $1.1 million, net of debt issuance costs. The Company will recognize the net benefit over the seven-year compliance period in operating and administrative expense.

The Company and its Chief Executive Officer, John J. Sumas, entered into a joint venture agreement to form the Leverage Lender. The Company and Mr. Sumas have a 95% and 5% ownership interest in the Leverage Lender, respectively. Pursuant to a promissory note entered into between the Mr. Sumas and the Leverage Lender on December 19, 2025 (the “Promissory Note”), Mr. Sumas provided a $0.2 million loan to the Leverage Lender to partially fund the $4.4 million leverage loan between the Leverage Lender and the Investment Fund and the remainder of the funds required for the leverage loan were funded by the Company.

The formation of the Leverage Lender and the entry into the Promissory Note constitute related party transactions under Item 404(a) of Regulation S-K. The Promissory Note between Mr. Sumas and the Leverage Lender, an affiliate of the Company, bears an annual interest rate of 7.0%, payable quarterly, and matures on March 31, 2033. The terms of these related party transactions were reviewed and approved by Audit Committee of the Board of Directors in accordance with the Company’s related party transaction policy. The summary of the terms of the Loan Agreement and the Promissory Note herein is subject to and qualified in its entirety by the full text of the Loan Agreement and the Promissory Note, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the NMTC program, the risks and uncertainties relating to the Company and the NMTC program and the Loan Agreement, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended July 26, 2025 and its Quarterly Report on Form 10-Q for the quarter ended October 25, 2025. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated December 19, 2025, by and between Village Super Market of Brick Church LLC and NJCC CDE 49 LLC
10.2	Promissory Note, dated December 19, 2025, by and between VSM New Market II LLC and John J. Sumas

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 29, 2025	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)